UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule14a-12

FINANCIAL INVESTORS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to whom transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Financial Investors Trust

Redmont Resolute Fund I/Redmont Resolute Fund II

November 2, 2012 Special Meeting of Shareholders

Final Solicitation Script

Greeting:

Hello. My name is                     . May I please speak with                     ?

I’m calling on a recorded line regarding your current investment in the Redmont Resolute Funds. The fund sent you a proxy card for the Special Meeting of Shareholders to be held on November 2, 2012, to register your vote. We haven’t received it back, so we’re calling to ask if you would like to vote along with the recommendation of the Board regarding the proposal to amend the Advisory Agreement?

The Fund’s Board has approved the proposal and is recommending a vote in favour of the proposal. Would you like to vote along with the recommendations of your Board for all accounts that you hold?

If yes:

If you would like to vote over the phone, please call 1-866-977-7699. The hours of operation are from 9 to 6 pm Eastern Time, Monday through Friday and 10am to 6pm on Saturday.

If you would like to vote over the internet, please visit www.eproxyvote.com/redmont. You will need your CONTROL number to vote on the site. Your CONTROL number(s) is/are                     .

Are there any other questions I can answer for you before we end our call? Thank you for your time. Have a nice day/evening.

You will receive a printed confirmation at the address of record. Please review your confirmation when you receive it and call 1-866-977-7699, if your voting instructions are not correctly reflected in your confirmation. Thank you for your time. Have a nice day/evening.

If unsure of voting:

Would you like me to review the proposal with you? Read proposal directly from the proxy statement and answer any questions.

(If multiple accounts are owned): Would you like to vote along with the recommendations of your Board for all accounts that you hold?

If not, helpful suggestions may include:

Would you like to vote on the applicable proposal for each of your accounts separately?

If not received:

I can resend the materials to you. Do you have an email address this information can be sent to?

(If yes: Type email address in the notes and read it back phonetically to the shareholder)

(If not, continue with standard script.)

I would like to mail you another set of proxy materials. Do you still live at (address)?

(Verify entire address, including street name, number, town, state & zip)

You should receive your materials within 2 to 3 business days. I would like to leave you with our toll free number. If you have any questions or would like to vote over the phone, please call 1-866-977-7699. The hours of operation are from 9 to 6 pm Eastern Time, Monday through Friday and 10am to 6pm on Saturday. Thank you for your time. Have a nice day/evening.

If shares were sold after (record date):

I understand, Mr./Ms.                    . However, you were a shareholder on the record date of September 11, 2012, and therefore you are still entitled to vote the shares. Would you have any objections to voting the shares now?

If not interested:

I would like to leave you with our toll free number. If you have any questions or would like to vote over the phone, please call 1-866-977-7699. Our hours of operation are from 9am to 6pm Eastern Time, Monday through Friday and 10 am to 6 pm on Saturday. Thank you for your time. Have a nice day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is                         , and I am a representative of Highland Associates, the investment adviser for the Redmont Resolute Funds. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on November 2, 2012. Your participation is very important. To vote over the telephone, call toll-free at 1-866-977-7699 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9AM to 6PM and Saturday 10 AM to 6 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE

Hello, this is                         of Highland Associates calling with an important message on behalf of the Redmont Resolute Funds. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on November 2, 2012.

Your participation is very important. To vote over the telephone, call toll-free at 1-866-977-7699 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9 AM – 6 PM and Saturday 10AM – 6PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING

“Thank you for calling the Proxy Service Center for the Redmont Resolute Funds. Our offices are now closed. Please call us back during our normal business hours which are Monday through Friday, 9 AM to 6 PM and Saturday 10 AM to 6 PM Eastern Time. Thank you.”

INBOUND - CALL IN QUEUE MESSAGE

“Thank you for calling the Proxy Services Center for the Redmont Resolute Funds. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.”

END OF CAMPAIGN MESSAGE

“Thank you for calling the Proxy Services Center for the Redmont Resolute Funds. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your fund, please contact your Financial Advisor or call the Redmont Resolute Funds at 1-855-268-2242. Thank you for investing in the Redmont Resolute Funds.”